SLM Private Credit Student Loan Trust 2002-A
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$627,466,802.96	$(10,601,146.95)	$616,865,656.01
	ii	Interest to be Capitalized	10,757,080.31		10,104,249.68

	iii	Total Pool	$638,223,883.27		$626,969,905.69

	iv	Cash Capitalization Account (CI)	40,178,192.00		40,178,192.00

	v	Asset Balance	$678,402,075.27		$667,148,097.69

	i	Weighted Average Coupon (WAC)	4.975%		5.456%
	ii	Weighted Average Remaining Term	176.62		175.18
	iii	Number of Loans	65,827		64,795
	iv	Number of Borrowers	44,738		43,962
	vi	Prime Loans Outstanding	$556,905,497.05		$547,667,417.80
	vii	T-bill Loans Outstanding	$80,303,551.95		$78,320,520.09
	viii	Fixed Loans Outstanding	$1,014,834.27		$981,967.80

						% of		% of
	Notes		Cusips	Spread	Balance 9/15/04	O/S Securities**	Balance 12/15/04	O/S Securities**
B	i	A-1 Notes	78443CAA2	0.150%	$276,931,823.71	41.720%	$265,677,846.13	40.715%
	ii	A-2 Notes	78443CAB0	0.550%	328,419,000.00	49.476%	328,419,000.00	50.329%
	iii	B Notes	78443CAC8	0.850%	23,742,000.00	3.577%	23,742,000.00	3.638%
	iv	C Notes	78443CAD6	1.700%	34,699,000.00	5.227%	34,699,000.00	5.318%

	v	Total Notes			$663,791,823.71	100.000%	$652,537,846.13	100.000%

			9/15/2004	12/15/2004
C	i	Specified Reserve Account Balance ($)	$1,725,836.00	$1,725,836.00
	ii	Reserve Account Balance ($)	$1,725,836.00	$1,725,836.00
	iii	Cash Capitalization Acct Balance ($)	$40,178,192.00	$40,178,192.00
	iv	Initial Asset Balance	$730,512,578.11	$730,512,578.11
	v	Specified Overcollateralization Amount	$14,610,251.56	$14,610,251.56
	vi	Actual Overcollateralization Amount	$14,610,251.56	$14,610,251.56
	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or September 17, 2007. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2002-A Transactions from: 9/1/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$10,712,573.00
	ii	Purchases by Servicer (Delinquencies >180)	3,201,207.89
	iii	Other Servicer Reimbursements	6.35
	iv	Other Principal Reimbursements	20,704.44

	v	Total Principal Collections	$13,934,491.68

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(3,191,940.91)
	iii	Capitalized Insurance Fee	(120,785.70)
	iv	Other Adjustments	(20,618.12)

	v	Total Non-Cash Principal Activity	$(3,333,344.73)

C	Total Student Loan Principal Activity		$10,601,146.95

D	Student Loan Interest Activity
	i	Interest Payments Received	$5,238,575.52
	ii	Purchases by Servicer (Delinquencies >180)	134,947.98
	iii	Other Servicer Reimbursements	0.44
	iv	Other Interest Reimbursements	356.29
	v	Late Fees	87,969.23
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$5,461,849.46

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	3,191,940.91
	iii	Other Interest Adjustments	3,646.66

	iv	Total Non-Cash Interest Adjustments	$3,195,587.57

F	Total Student Loan Interest Activity		$8,657,437.03

III. 2002-A Collection Account Activity 9/1/2004 through: 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$10,477,153.79
	ii	Consolidation Principal Payments	235,419.21
	iii	Purchases by Servicer (Delinquencies >180)	3,201,207.89
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	6.35
	vi	Other Re-purchased Principal	20,704.44

	vii	Total Principal Collections	$13,934,491.68

B	Interest Collections
	i	Interest Payments Received	$5,234,187.53
	ii	Consolidation Interest Payments	4,387.99
	iii	Purchases by Servicer (Delinquencies >180)	134,947.98
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.44
	vi	Other Re-purchased Interest	356.29
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	87,969.23

	x	Total Interest Collections	$5,461,849.46

C	Recoveries on Realized Losses		$—

D	Funds Borrowed from Next Collection Period		$—

E	Funds Repaid from Prior Collection Periods		$—

F	Investment Income		$214,652.16

G	Borrower Incentive Reimbursements		$63,600.96

H	Gross Swap Receipt		$2,646,538.68

I	Other Deposits		$39,326.46

	TOTAL FUNDS RECEIVED		$22,360,459.40

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(730,447.13)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$21,630,012.27

J	Amount Released from Cash Capitalizaton Account		$—

K	AVAILABLE FUNDS		$21,630,012.27

L	Servicing Fees Due for Current Period		$361,862.01

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$381,862.01

IV. 2002-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Initial Pool		8/31/2004		11/30/2004

		December 16, 2002 to September 15, 2007	15%		$103,550,157.90		$103,550,157.90
		December 17, 2007 to September 15, 2010	18%
		December 15, 2010 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$—		$—

	iii	Is Test Satisfied (ii < i)?		Yes		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$—		$—
	iii	Interest Cash Recovered During Collection Period			$—		$—
	iv	Late Fees and Collection Costs Recovered During Collection Period			$—		$—

	v	Total Recoveries for Period			$—		$—

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$4,738,010.43		$7,939,218.32
	iii	Cumulative Interest Purchases by Servicer			166,356.34		301,304.32

	iv	Total Gross Defaults:			$4,904,366.77		$8,240,522.64

V. 2002-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School	4.849%	5.347%	2,461	2,266	3.739%	3.497%	$20,351,788.89	$18,902,494.20	3.243%	3.064%

Grace	4.606%	5.049%	4,007	3,227	6.087%	4.980%	$39,741,988.64	$32,810,755.64	6.334%	5.319%

Deferment	4.939%	5.434%	4,953	5,627	7.524%	8.684%	$42,336,011.40	$49,189,573.40	6.747%	7.974%

TOTAL INTERIM	4.792%	5.293%	11,421	11,120	17.350%	17.162%	$102,429,788.93	$100,902,823.24	16.324%	16.357%
REPAYMENT
Active
Current	4.915%	5.374%	45,085	46,102	68.490%	71.151%	$431,188,187.25	$437,326,179.11	68.719%	70.895%
31-60 Days Delinquent	5.518%	6.208%	1,163	1,288	1.767%	1.988%	$11,085,845.85	$11,652,566.35	1.767%	1.889%
61-90 Days Delinquent	5.652%	6.682%	782	745	1.188%	1.150%	$7,011,903.84	$7,031,722.35	1.117%	1.140%
91-120 Days Delinquent	5.997%	6.270%	364	428	0.553%	0.661%	$3,098,643.30	$3,786,003.49	0.494%	0.614%
121-150 Days Delinquent	5.890%	6.201%	325	374	0.494%	0.577%	$2,854,886.30	$3,486,587.91	0.455%	0.565%
151-180 Days Delinquent	5.964%	6.559%	126	219	0.191%	0.338%	$1,116,901.78	$1,894,022.64	0.178%	0.307%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Forbearance	5.364%	5.991%	6,561	4,519	9.967%	6.974%	$68,680,645.71	$50,785,750.92	10.946%	8.233%

TOTAL REPAYMENT	5.011%	5.488%	54,406	53,675	82.650%	82.838%	$525,037,014.03	$515,962,832.77	83.676%	83.643%

GRAND TOTAL	4.975%	5.456%	65,827	64,795	100.000%	100.000%	$627,466,802.96	$616,865,656.01	100.000%	100.000%

* Percentages may not total 100% due to rounding

VI. 2002-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	5.496%	38,143	$309,694,576.42	50.205%
-Law Loans	5.982%	12,654	134,070,297.93	21.734%
-Med Loans	4.930%	7,846	83,563,623.06	13.546%
-MBA Loans	4.986%	6,152	89,537,158.60	14.515%

- Total	5.456%	64,795	$616,865,656.01	100.000%

* Percentages may not total 100% due to rounding

VII. 2002-A Swap

Swap Payments
				Swap Calculation

i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$556,905,497.05
Counterparty Pays:
ii	3 Month Libor			1.88000%
iii	Gross Swap Receipt Due Trust			$2,646,538.68
iv	Days in Period	9/15/2004	12/15/2004	91

SLM Private Credit Trust Pays:
v	Prime Rate (WSJ) Less	2.7000%		1.80000%
vi	Gross Swap Payment Due Counterparty			$2,492,380.34
vii	Days in Period	9/15/2004	12/15/2004	91

VIII. 2002-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.005131389	(9/15/04—12/15/04)	2.03000%

B	Class A-2 Interest Rate	0.006142500	(9/15/04—12/15/04)	2.43000%

C	Class B Interest Rate	0.006900833	(9/15/04—12/15/04)	2.73000%

D	Class C Interest Rate	0.009049444	(9/15/04—12/15/04)	3.58000%

IX. 2002-A Inputs From Prior Data 8/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$627,466,802.96
	ii	Interest To Be Capitalized		10,757,080.31

	iii	Total Pool		$638,223,883.27
	iv	Cash Capitalization Account (CI)		40,178,192.00

	v	Asset Balance		$678,402,075.27

B	Total Note and Certificate Factor			0.9132320
C	Total Note Balance			$663,791,823.71

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class B	Class C

	i	Current Factor	0.8145054	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$276,931,823.71	$328,419,000.00	$23,742,000.00	$34,699,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X. 2002-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	9/15/04	$605,350,824	$629,092,824	$663,791,824
Asset Balance	8/31/04	$678,402,075	$678,402,075	$678,402,075

Pool Balance	11/30/04	$626,969,906	$626,969,906	$626,969,906
Amounts on Deposit*	12/15/04	55,495,603	55,331,764	55,017,757
Total		$682,465,509	$682,301,668	$681,987,662

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement	$73,051,251.56
Specified Class A Enhancement	$100,072,214.65	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement	$49,309,251.56
Specified Class B Enhancement	$67,548,744.89	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement	$14,610,251.56
Specified Class C Enhancement	$20,014,442.93	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XII Items B through E for the Class A, B through G for the Class B and B through I for the Class C

XI. 2002-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	11/30/2004	$40,178,192.00
Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2004	$—

Cash Capitalization Account Balance (CI)*		$40,178,192.00

* as defined under “Asset Balance” on page S-62 of the prospectus supplement

XII. 2002-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	9/15/2004	$605,350,823.71
	iii	Asset Balance	11/30/2004	$667,148,097.69

	iv	First Priority Principal Distribution Amount	12/15/2004	$—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	9/15/2004	$629,092,823.71
	vii	Asset Balance	11/30/2004	$667,148,097.69
	viii	First Priority Principal Distribution Amount	12/15/2004	$—

	ix	Second Priority Principal Distribution Amount	12/15/2004	$—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	9/15/2004	$663,791,823.71
	xii	Asset Balance	11/30/2004	$667,148,097.69
	xiii	First Priority Principal Distribution Amount	12/15/2004	$—
	xiv	Second Priority Principal Distribution Amount	12/15/2004	$—

	xv	Third Priority Principal Distribution Amount	12/15/2004	$—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	9/15/2004	$663,791,823.71

	ii	Asset Balance	11/30/2004	$667,148,097.69
	iii	Specified Overcollateralization Amount	12/15/2004	$14,610,251.56
	iv	First Priority Principal Distribution Amount	12/15/2004	$—
	v	Second Priority Principal Distribution Amount	12/15/2004	$—
	vi	Third Priority Principal Distribution Amount	12/15/2004	$—
	vii	Regular Principal Distribution Amount		$11,253,977.58

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class A Notes Outstanding	9/15/2004	$605,350,823.71
	iii	Asset Balance	11/30/2004	$667,148,097.69
	iv	85% of Asset Balance	11/30/2004	$567,075,883.04
	v	Specified Overcollateralization Amount	12/15/2004	$14,610,251.56
	vi	Lesser of (iii) and (ii — iv)		$567,075,883.04
	vii	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$11,253,977.58
	viii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class B Notes Outstanding	9/15/2004	$23,742,000.00
	iii	Asset Balance	11/30/2004	$667,148,097.69
	iv	89.875% of Asset Balance	11/30/2004	$599,599,352.80
	v	Specified Overcollateralization Amount	12/15/2004	$14,610,251.56
	vi	Lesser of (iii) and (ii — iv)		$599,599,352.80
	vii	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class C Notes Outstanding	9/15/2004	$34,699,000.00
	iii	Asset Balance	11/30/2004	$667,148,097.69
	iv	97% of Asset Balance	11/30/2004	$647,133,654.76
	v	Specified Overcollateralization Amount	12/15/2004	$14,610,251.56
	vi	Lesser of (iii) and (ii — iv)		$647,133,654.76
	vii	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

XIII. 2002-A Waterfall for Distributions

				Remaining
				Funds Balance

A		Total Available Funds (Sections III-F)	$21,630,012.27	$21,630,012.27

B		Primary Servicing Fees — Current Month plus any Unpaid	$361,862.01	$21,268,150.26

C		Quarterly Administration Fee plus any Unpaid	$20,000.00	$21,248,150.26

D		Gross Swap Payment	$2,492,380.34	$18,755,769.92

E	i	Class A-1 Noteholders’ Interest Distribution Amount	$1,421,044.88	$17,334,725.04
	ii	Class A-2 Noteholders’ Interest Distribution Amount	$2,017,313.71	$15,317,411.33

F		First Priority Principal Distribution Amount — Principal Distribution Account	$0.00	$15,317,411.33

G		Class B Noteholders’ Interest Distribuition Amount	$163,839.59	$15,153,571.74

H		Second Priority Principal Distribution Amount — Principal Distribution Account	$0.00	$15,153,571.74

I		Class C Noteholders’ Interest Distribuition Amount	$314,006.67	$14,839,565.07

J		Third Priority Principal Distribution Amount — Principal Distribution Account	$0.00	$14,839,565.07

K		Increase to the Specified Reserve Account Balance	$0.00	$14,839,565.07

L		Regular Principal Distribution Amount — Principal Distribution Account	$11,253,977.58	$3,585,587.49

M		Carryover Servicing Fees	$0.00	$3,585,587.49

N		Swap Termination Payments	$0.00	$3,585,587.49

O		Additional Principal Distribution Amount — Principal Distribution Account	$0.00	$3,585,587.49

P		Remaining Funds to the Certificateholders	$3,585,587.49	$0.00

XIV. 2002-A Principal Distribution Account Allocations

				Remaining
				Funds Balance

A		Total from Collection Account	$11,253,977.58	$11,253,977.58

B	i	Class A-1 Principal Distribution Amount Paid	$11,253,977.58	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00

XV. 2002-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class B	Class C
	i	Quarterly Interest Due			$1,421,044.88	$2,017,313.71	$163,839.59	$314,006.67
	ii	Quarterly Interest Paid			1,421,044.88	2,017,313.71	163,839.59	314,006.67

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Distribution Amount			$11,253,977.58	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			11,253,977.58	0.00	0.00	0.00

	ix	Difference			$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$12,675,022.46	$2,017,313.71	$163,839.59	$314,006.67

B	Note Balances			9/15/2004	Paydown Factors	12/15/2004
	i	A-1 Note Balance	78443CAA2	$276,931,823.71		$265,677,846.13
		A-1 Note Pool Factor		0.8145054	0.0331000	0.7814054

	ii	A-2 Note Balance	78443CAB0	$328,419,000.00		$328,419,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000

	iii	B Note Balance	78443CAC8	$23,742,000.00		$23,742,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	iv	C Note Balance	78443CAD6	$34,699,000.00		$34,699,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVI. 2002-A Historical Pool Information

								2003	2002
				9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/01/03-02/29/04	12/1/02-11/30/03	8/26/02-11/30/02
Beginning Student Loan Portfolio Balance				$627,466,802.96	$636,370,333.78	$645,807,190.81	$648,773,639.91	$669,262,882.23	$663,415,806.01

		Student Loan Principal Activity
		i	Principal Payments Received	$10,712,573.00	$11,164,773.25	$11,137,774.80	$10,762,886.70	$40,774,111.16	$9,045,364.96
		ii	Purchases by Servicer (Delinquencies >180)	3,201,207.89	1,332,379.01	1,154,017.33	592,702.67	$1,613,577.68	45,333.74
		iii	Other Servicer Reimbursements	6.35	—	4.18	492.55	$11,718.71	85.42
		iv	Seller Reimbursements	20,704.44	—	179.28	6,608.75	95,970.94	166,322.44

		v	Total Principal Collections	$13,934,491.68	$12,497,152.26	$12,291,975.59	$11,362,690.67	$42,495,378.49	$9,257,106.56
		Student Loan Non-Cash Principal Activity
		i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
		ii	Capitalized Interest	(3,191,940.91)	(3,507,903.30)	(2,733,615.66)	(7,438,000.51)	(18,535,453.73)	(13,326,412.85)
		iii	Capitalized Insurance Fee	($120,785.70)	($86,322.88)	($122,553.21)	($947,304.59)	(1,905,113.32)	($1,706,229.57)
		iv	Other Adjustments	(20,618.12)	604.74	1,050.31	(10,936.47)	(1,565,569.12)	(71,540.36)

		v	Total Non-Cash Principal Activity	$(3,333,344.73)	$(3,593,621.44)	$(2,855,118.56)	$(8,396,241.57)	$(22,006,136.17)	$(15,104,182.78)

(-)		Total Student Loan Principal Activity		$10,601,146.95	$8,903,530.82	$9,436,857.03	$2,966,449.10	$20,489,242.32	$(5,847,076.22)

		Student Loan Interest Activity
		i	Interest Payments Received	$5,238,575.52	$5,054,242.51	$4,877,037.92	$4,726,323.30	$18,140,445.85	$3,704,616.78
		ii	Repurchases by Servicer (Delinquencies >180)	134,947.98	58,186.47	46,165.39	20,767.38	$40,435.23	801.87
		iii	Other Servicer Reimbursements	0.44	—	24.62	8.56	$317.62	14.58
		iv	Seller Reimbursements	356.29	—	—	5.05	$3,351.04	10,055.09
		v	Late Fees	87,969.23	78,593.54	71,823.48	66,813.45	$243,663.51	53,062.07
		vi	Collection Fees	—	—	—	—	—	—

		viii	Total Interest Collections	5,461,849.46	5,191,022.52	4,995,051.41	4,813,917.74	$18,428,213.25	3,768,550.39
		Student Loan Non-Cash Interest Activity
		i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
		ii	Capitalized Interest	3,191,940.91	3,507,903.30	2,733,615.66	7,438,000.51	18,535,453.73	$13,326,412.85
		iii	Other Interest Adjustments	3,646.66	3,233.48	5,914.53	14,990.30	1,488,353.45	67,264.86

		iv	Total Non-Cash Interest Adjustments	$3,195,587.57	$3,511,136.78	$2,739,530.19	$7,452,990.81	$20,023,807.18	$13,393,677.71

		v	Total Student Loan Interest Activity	$8,657,437.03	$8,702,159.30	$7,734,581.60	$12,266,908.55	$38,452,020.43	$17,162,228.10
(=	)	Ending Student Loan Portfolio Balance		$616,865,656.01	$627,466,802.96	$636,370,333.78	$645,807,190.81	$648,773,639.91	$669,262,882.23
(+	)	Interest to be Capitalized		$10,104,249.68	$10,757,080.31	$11,555,787.93	$11,361,408.00	$15,890,518.90	$21,024,060.14

(=	)	TOTAL POOL		$626,969,905.69	$638,223,883.27	$647,926,121.71	$657,168,598.81	$664,664,158.81	$690,286,942.37

(+	)	Cash Capitalization Account Balance (CI)		$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00

(=	)	Asset Balance		$667,148,097.69	$678,402,075.27	$688,104,313.71	$697,346,790.81	$704,842,350.81	$730,465,134.37

XVII. 2002-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-02	$690,286,942	2.47%
Mar-03	$683,893,653	2.55%
Jun-03	$677,657,756	2.19%
Sep-03	$670,917,772	1.99%
Dec-03	$664,664,159	1.80%
Mar-04	$657,168,599	1.78%
Jun-04	$647,926,122	1.79%
Sep-04	$638,223,883	1.82%
Dec-04	$626,969,906	1.94%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.